Exhibit 10.26

NORTH CAROLINA

EMPLOYMENT AGREEMENT

GUILFORD COUNTY

THIS EMPLOYMENT AGREEMENT (hereinafter the “Agreement”) is made as of the 9th day of April 2010, between Phillip Carmac (hereinafter “Employee”), a resident of Randolph County, North Carolina and CAROLINA BANK, a commercial bank formed under the laws of the State of North Carolina and having its principal place of business in Guilford County, North Carolina (hereinafter “Bank” or “Employer”).

WITNESSETH:

WHEREAS, the Employee is employed as Senior Vice President of the Bank and President of the Wholesale Mortgage Division; and

WHEREAS, during the performance of his duties for the Bank, the Employee has access to proprietary and confidential information and know-how of the Bank relating to its customers, its operations, and its strategic plans; and

WHEREAS, the Employee recognizes and understands that the Employee’s employment creates a relationship of confidence and trust with respect to the Bank’s proprietary and confidential information; and

NOW, THEREFORE, in consideration of the mutual promises below, the parties agree as follows:

1. Employment. The Bank hereby agrees to continue the employ of the Employee, and the Employee hereby accepts continued employment with the Bank in the position and with the duties and responsibilities set forth in Section 2 below, and upon the other terms and conditions hereinafter stated.

2. .Position; Duties; Extent of Services. The Employee shall serve as Senior Vice President of the Bank and President of the Wholesale Mortgage Division. In this position, the Employee serves at the will of the President of the Bank and shall have such responsibilities, duties and authority as are appropriate to his position and as may be assigned to him from time to time by the President of the Bank. The Employee shall perform faithfully and diligently his duties on behalf of the Bank and shall conduct himself at all times in such a manner as to maintain the good reputation of the Bank. During his employment hereunder, the Employee shall devote his full time and undivided attention during normal business hours to the business and affairs of the Bank and its affiliates.

3. Compensation. In consideration of the services to be rendered by the Employee to the Bank and in consideration of the Employee’s other covenants hereunder, the Employee will receive the compensation provided on Exhibit A. In addition, the Employee will receive a one time bonus payment of $5,000.00 (less withholdings required by law). The compensation provided in Exhibit A will be payable at such intervals as may be established by the Bank from time to time for payments to its employees generally, which compensation shall be subject to adjustment from time to time in the President’s discretion.

4. Employee Benefits. The Employee will be entitled to participate, in accordance with the provisions thereof, in the employee benefit plans made available by the Bank to its employees generally. In addition, in recognition of his position, Employee shall receive the benefits provided on Exhibit A, which benefits shall be subject to adjustment from time to time in the President’s discretion.

5. Expenses. The Employee shall be entitled to receive reimbursement by the Bank for all reasonable out-of-pocket expenses incurred by the Employee in connection with the performance of his services hereunder. The Employee’s right to reimbursement hereunder shall, however, be subject to such policies and procedures as may be established by the Bank from time to time for its senior level employees, which policies and procedures may include advance approval with respect to any particular expenditure.

6. Definitions.

(a) The “Restricted Period” shall mean a period of one year immediately following the date that Employee’s employment with the Bank ends. Employee acknowledges and agrees that the one year period is reasonable and appropriate to meet the limited purposes of this Agreement. Periods of noncompliance by the Employee with the restrictive covenants contained herein will be added to the Restricted Period such that the Bank shall receive the benefit of a full year of compliance on the part of the Employee.

(b) The term “Confidential Information” shall mean: information about (i) the business and financial operations of the Bank or its affiliates; (ii) the customers or prospective customers of the Bank or its affiliates; (iii) the products, processes, techniques, research data, and strategies of the Bank or its affiliates, (iv) any trade secrets, discoveries, or improvements to the processes or products of the Bank or its affiliates. Confidential Information shall not include information to the extent that the same: (i) is now in, or later enters, the public domain through no fault of Employee, (ii) was known to Employee prior to the disclosure by the Bank or any of its affiliates, customers or suppliers, or any entity with which the Bank then has an agreement to hold confidential certain information provided by such entity, and such knowledge can be supported by written documentation supplied by Employee, or (iii) was rightfully obtained by Employee from a third party in rightful possession of such information other than from any of the Bank’s affiliates, customers or suppliers, or any entity with which the Bank then has an agreement to hold confidential certain information provided by such entity, during Employee’s employment by the Bank.

(c) The term “Covered Entities” shall mean (i) the Bank, and any of its affiliates, and (ii) any customers or suppliers of the Bank or any of its affiliates, with respect to Confidential Information of such customer or supplier which the Employee acquires through the Bank or one of its affiliates, or (iii) any other entity which the Bank has entered into agreements to hold confidential certain information provided by such entity with respect to such information.

(d) The term “Competitive Activity” shall mean soliciting residential mortgage loans for purchase or resale.

(e) The term “Financial Institution” means any bank, savings association, or bank or savings association holding company, or any other institution, the business of which is engaging in activities that are financial in nature or incidental to such financial activities as described in section 4(k) of the Bank Holding Company Act of 1956, other than the Bank or one of its affiliated corporations.

(f) “Financial Product or Service” means any product or service that a Financial Institution or a financial holding company could offer by engaging in any activity that is financial in nature or incidental to such a financial activity under section 4(k) of the Bank Holding Company Act of 1956 and that is offered by the Bank or one of its affiliated corporations on the date of the Employee’s Termination of Employment, including but not limited to banking activities and activities that are closely related and a proper incident to banking.

(g) “Customer” shall mean any commercial bank, mortgage lender or other person or business from which the Bank’s Wholesale Mortgage Division has purchased residential mortgages or otherwise provided services within the 12 month period immediately prior to the Employee’s termination of employment.

7. Covenant Not to Compete. Employee shall have access to Confidential Information during his employment with the Bank. To protect adequately such Confidential Information, Employee agrees as follows:

(a) During the term of his employment with the Bank, Employee shall not perform work for himself or for any other person, entity or business, which is engaged in Competitive Activity without the prior written consent of the Chairman of the Board of Directors of the Bank; and

(b) During the Restricted Period, Employee shall not perform work for himself or for any other person, entity or business, which is engaged in Competitive Activity, if that work involves a Customer of the Bank’s Wholesale Mortgage Division, unless Employee has the prior written consent of the Chairman of the Board of Directors of the Bank after full disclosure, and regardless of whether Employee is compensated for that work or not; and

(c) During the Restricted Period, Employee will not service, place, solicit, divert, take away, or attempt to service, place, solicit, divert, or take away any Customer of the Bank, and/or accounts he has been assigned or has developed or has in any way serviced at any time during the last 12 months of his employment with the Bank or about which he has knowledge of proprietary or Confidential Information.

Employee acknowledges that the covenants not to compete contained in this Agreement are reasonably necessary for the protection of the Bank and that covenants are reasonably limited with respect to the activities prohibited, the duration thereof, the geographic area thereof, the scope thereof and the effect thereof on the Employee and the general public. Nothing in this Agreement shall be construed to prevent Employee from, or require the Bank’s consent for: (i) investing personal assets in businesses in such form or manner that will not require any services on the part of Employee in the operation or the affairs of the companies in which such investments are made and in which Employee participation is solely that of an investor; or (ii) purchasing securities in any corporation whose securities are listed on a national securities exchange or regularly traded in the over-the-counter market, provided that Employee at no time owns, directly or indirectly, in excess of one percent (1%) of the outstanding stock of any class of any such corporation engaged in a business competitive with that of the Bank

8. Confidentiality. To protect adequately the Bank’s Confidential Information, in addition to the Covenant Not to Compete set forth herein, Employee agrees as follows:

(a) During the term of his employment with the Bank and forever thereafter, Employee will diligently protect against unauthorized disclosure and, except as may be necessary in the ordinary course of Employee’s employment with the Bank, will not disclose any Confidential Information of the Bank or its affiliates. Employee agrees that he will not copy any such information or materials or divulge the same or any part thereof to any other person, firm, corporation or organization, or use such information or materials, either for himself or for the benefit of any third party, whether in competition with the Bank or otherwise, except as necessary in the ordinary course of Employee’s employment by the Bank.

(b) Upon the termination of Employee’s employment, for whatever reason, or upon the prior demand of the Bank, Employee shall immediately return to the Bank all Confidential Information and materials described above then in Employee’s possession or control.

9. Non-Inducement of Employees. During Employee’s employment hereunder, and for a period of one year thereafter, Employee shall not, directly or indirectly, induce or aid others to induce an employee of the Bank to leave the employ of the Bank or in any way interfere with the relationship between Employer and an employee of the Bank.

10. Necessary and Reasonable Restrictions. Employee acknowledges and agrees that as the Bank’s Senior Vice President and President of the Wholesale Mortgage Division, he has knowledge of the Bank’s most proprietary and valuable Confidential Information, and that he has unique insight into and knowledge of the skills, talents and capabilities of the Bank’s employees. Employee further acknowledges and agrees that the covenants contained herein are reasonable and necessary to protect the legitimate business interests of the Bank, in view of, among other things, the short duration of the restrictions, the narrow scope of the restrictions, and the Bank’s interests in protecting its goodwill, valuable Confidential Information, trade secrets, and its business relationships with its Customers and other individuals or entities necessary to the business of the Bank.

Employee agrees that his background and capabilities will allow him to seek and accept employment acceptable to him without violation of the restrictions contained in this Agreement. Employee further acknowledges and agrees that his employment with the Bank and the compensation and benefits under this Agreement constitutes sufficient consideration for his agreement to the confidentiality, non-competition and non-solicitation restrictions set forth in this Agreement.

11. Remedies. The parties hereto agree that Employer would suffer irreparable harm that would not be adequately remedied by money damages should Employee breach any of the covenants or agreements contained in this Agreement. Therefore, in the event of the actual or threatened breach by Employee of any of the provisions of Sections 7, 8 and 9 of this Agreement, Employer or its successors or assigns may, in addition and supplementary to any other rights and remedies existing in its favor, including a claim for damages if supported by law, apply to any court of competent jurisdiction for specific performance or injunctive relief to enforce this Agreement or to prevent such violation. Employee agrees that these terms and conditions are reasonable.

12. Employment-At-Will. Nothing herein is intended to create a contract of definite duration. The relationship between the parties remains one of employment at will pursuant to the law of the State of North Carolina.

13. Severability. If any provision or clause of this Agreement or portion thereof shall be held in court or any other tribunal of competent jurisdiction to be unenforceable in such jurisdiction, the remainder of such provisions shall not thereby be affected and shall be given full effect without regard to the invalid portion. It is the intention of the parties that, and the parties agree that, as an essential part of the bargained-for consideration of this Agreement, if any court construes any provision or clause of this Agreement, or any portion thereof, to be illegal, void or unenforceable because of the duration or scope of such provision, or the area or matter covered thereby, such court shall reduce the duration, areas or matter of such provision and, in its reduced form, such provision shall then be enforceable to the greatest extent permitted by law and shall be enforced.

14. Assignment. This Agreement shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may be assigned by the Bank without the consent of Employee but may not be assigned by Employee.

15. Knowing Agreement. Employee agrees that his signature below indicates that he understands the contents of this Agreement, that he has had ample opportunity to review the terms of this Agreement, and that he executes this Agreement of his own free will.

16. No-Waiver. Failure by either the Bank or Employee to exercise any remedy available to either party in the event of a default by the other shall not be deemed to be a waiver of any other default, or of any repetition of the initial default.

17. Amendments. No amendment or modification of this Agreement shall be deemed effective unless and until executed in writing by both parties hereto.

18. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail, return receipt requested, first class postage pre-paid, addressed as follows:

If to the Employee:

Phillip Carmac

[home address]

If to the Bank:

Carolina Bank

101 North Spring Street

Greensboro, North Carolina 27401

Attention:_Mr. Robert Braswell, President

If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made and, if delivered by mail, three (3) calendar days after the date on which such notice, request, instruction or document is mailed shall be the date of delivery unless a return receipt proves a different date.

19. Entire Agreement. This Agreement contains the entire agreement between Employee and the Bank with reference to Employee’s employment by the Bank.

20. Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

21. Governing Law. This Agreement shall be governed in accordance with the laws of the State of North Carolina. Employee and the Bank agree that any lawsuit based in whole or in part on any provision of this Employment Agreement shall only be brought in the state or federal courts located in Greensboro, Guilford County, North Carolina, and the Bank and Employee waive any defenses based upon personal jurisdiction or venue to such lawsuit brought in Greensboro, Guilford County, North Carolina.

22. Board Approval. This Agreement and any corrections, amendments, and addenda thereto, shall not be effective or legally binding until they have been reviewed and signed by the

Employee and by both the President of the Bank and the Chairman of the Board of Directors of the Bank acting on behalf of the Board.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

EMPLOYEE:

/s/ PHILLIP B. CARMAC	(SEAL)

STATE OF NORTH CAROLINA

COUNTY OF GUILFORD

I, Francis C. Cabe            , a Notary Public of the County and State aforesaid certify that Phillip B. Carmac             personally came before me this day and acknowledged the execution of the foregoing instrument.

Witness my hand and official seal, this     23     day of     April            , 2010.

/s/ FRANCIS C. CABE
NOTARY PUBLIC

Francis C. Cabe
Typed Name

My Commission Expires: 6-5-13

CAROLINA BANK

By:	/s/ ROBERT BRASWELL

Its	PRESIDENT

STATE OF NORTH CAROLINA

COUNTY OF GUILFORD

I, Francis C. Cabe            , a Notary Public for said County and State, do hereby certify that Gary N. Brown             personally came before me this day and acknowledged that he is the

Chairman of the Board of Directors of CAROLINA BANK, and that by authority duly given, and as the act of the Bank, the foregoing instrument was signed in its name.

Witness my hand and official seal, this     23     day of     April            , 2010.

/s/ FRANCIS C. CABE
NOTARY PUBLIC

Francis C. Cabe
Typed Name

My Commission Expires: 6-5-13

CONFIRMED BY:

/s/ GARY N. BROWN
Chairman of the Board of Directors

CAROLINA BANK

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